Exhibit 13.1

Section 906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2014 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Víctor Grifols Roura, the Chairman and Chief Executive Officer and Alfredo Arroyo Guerra, the Chief Financial Officer of Grifols, S.A., each certifies that, to the best of his knowledge:

1.                                      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.                                      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Grifols, S.A.

Date:  April 1, 2015

/s/ Víctor Grifols Roura
Name:	Víctor Grifols Roura
Title:	Chairman of the Board of Directors and Chief Executive Officer

/s/ Alfredo Arroyo Guerra
Name:	Alfredo Arroyo Guerra
Title:	Chief Financial Officer